SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Network Appliance, Inc.

(Name of Registrant as Specified In Its Charter)

XXXX

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NETWORK APPLIANCE, INC.
495 East Java Drive
Sunnyvale, CA 94089

Dear Network Appliance Stockholder:

     Network Appliance, Inc., a Delaware corporation, will be holding our Annual Meeting of Stockholders on September 2, 2004, at 3:00 p.m., local time. The meeting will be held at our company headquarters located at 495 East Java Drive, Sunnyvale, California 94089. At the meeting, you will be asked to consider and vote upon the following proposals:

1. To elect eight directors of the Company;

2. To approve the Company’s amended and restated 1999 Stock Incentive Plan, which includes a proposed increase of the maximum number of shares of Common Stock that may be issued thereunder by 10,200,000;

3. To approve an amendment to the Company’s Employee Stock Purchase Plan (Purchase Plan) to increase the share reserve under the Purchase Plan by an additional 1,300,000 shares of Common Stock;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2005; and

5. To transact such other business as may properly come before the meeting.

     After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the proposals. Details of the proposals and business to be conducted at the meeting can be found in the enclosed Proxy Statement.

     Of particular importance this year is our request for additional stock options in Proposal #2. Network Appliance intends to be a growth company. However, in order to grow, it is critical to hire additional people to achieve our long-term strategic goals. Therefore, we are requesting additional options in order to hire, retain and motivate strong candidates from a very competitive pool. In addition, stock options remain an important incentive to retain key employees. Our growth prospects may be limited if we are unable to grant sufficient options to attract, retain and motivate high quality employees. We strongly believe that the amended and restated 1999 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate. Thank you for your consideration and support.

     We would like to acknowledge the dedicated service of two Board members who have chosen not to run for re-election this year, Sanjiv Ahuja and Michael R. Hallman. Mr. Ahuja joined the Board in 1998 and has been a valuable contributor to the Company in his role as Director and Audit Committee member for 6 years. Mr. Ahuja was appointed CEO of Orange SA, based in the United Kingdom, in March 2004. Mr. Hallman joined the Board in 1994 as one of the Company’s first Directors. Mr. Hallman has been vital to the development, direction and growth of the Company for a decade and has been a key member of the Board in his role on the Audit Committee as well.

     Your vote is extremely important and we appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet or date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY TELEPHONE, OR INTERNET OR SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company’s 2004 Annual Report has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

     Thank you for your participation in this important activity.

Sincerely yours,

Daniel J. Warmenhoven
Chief Executive Officer

Sunnyvale, California

July 15, 2004

YOUR VOTE IS EXTREMELY IMPORTANT

Please vote by telephone, or Internet, or date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that your shares may be voted.

NETWORK APPLIANCE, INC.
495 East Java Drive
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 2, 2004

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (Annual Meeting) of Network Appliance, Inc., a Delaware corporation (Company), will be held on September 2, 2004 at 3:00 p.m., local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089, for the following purposes:

1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: Daniel J. Warmenhoven, Donald T. Valentine, Carol A. Bartz, Mark Leslie, Nicholas G. Moore, Sachio Semmoto, George T. Shaheen and Robert T. Wall.

2. To approve the Company’s amended and restated 1999 Stock Incentive Plan, which includes a proposed increase of the maximum number of shares of Common Stock that may be issued thereunder by 10,200,000.

3. To approve an amendment to the Company’s Employee Stock Purchase Plan (Purchase Plan) to increase the share reserve under the Purchase Plan by an additional 1,300,000 shares of Common Stock.

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2005.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on July 8, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     To ensure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted on at the Annual Meeting. Please vote at your earliest convenience by telephone or Internet or sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting. Please vote by telephone, or Internet, or date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that your shares may be voted.

     Thank you for your participation.

BY ORDER OF THE BOARD OF DIRECTORS,

Daniel J. Warmenhoven
Chief Executive Officer

Sunnyvale, California

July 15, 2003

     YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

PROXY STATEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1999 STOCK INCENTIVE PLAN
PROPOSAL NO. 3: AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
AUDITOR FEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CORPORATE GOVERNANCE
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH
OTHER BUSINESS
FORM 10-K
STOCKHOLDER PROPOSALS

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

NETWORK APPLIANCE, INC.
To Be Held September 2, 2004

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the Board of Directors or the Board) of Network Appliance, Inc., a Delaware corporation (Company or Network Appliance), of proxies to be voted at the Annual Meeting of Stockholders (the Annual Meeting) to be held on September 2, 2004, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on July 8, 2004 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m., local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089.

      It is anticipated that this Proxy Statement and the enclosed proxy card and voting instructions will be mailed to stockholders on or about July 19, 2004.

Voting Rights

      The close of business on July 8, 2004 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, the Company had approximately 357,543,596 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, and approximately 1,188 registered stockholders. No shares of the Company’s Preferred Stock were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by such stockholder on July 8, 2004. A majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting (Votes Cast) with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

      Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily attainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

      Stockholders may vote by proxy. The enclosed proxy is solicited by the Company’s Board, and when the proxy card is returned properly completed, by telephone, Internet or mail, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is voted by telephone, or Internet or signed and returned by mail, without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

      For Proposal 1, the eight director nominees receiving the highest number of affirmative votes will be elected. Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the number of Votes Cast. All votes will be tabulated by the inspector of the election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

      Any stockholder giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitations of proxies, for which the Company will pay an estimated fee of $10,000 plus reimbursement of expenses.

Annual Report

      The Annual Report of the Company for the fiscal year ended April 30, 2004, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      At the Annual Meeting, eight directors constituting the entire board are to be elected to serve until the next Annual Meeting of Stockholders or until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the eight nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are eight nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the stockholders at the last Annual Meeting, with the exception of Mr. Shaheen and Mr. Leslie. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than eight nominees.

Nominees

      The nominees for directors of the Company, and their ages as of May 28, 2004, are as follows:

Name	Age	Position

Daniel J. Warmenhoven	53	Chief Executive Officer and Director
Donald T. Valentine	71	Chairman of the Board, Director
Carol A. Bartz	55	Director
Mark Leslie	58	Director
Nicholas G. Moore	62	Director
Sachio Semmoto	61	Director
George T. Shaheen	59	Director
Robert T. Wall	58	Director

      The members of the committees are identified in the following table:

Nominating/Corporate
Director	Audit	Compensation	Governance

Daniel J. Warmenhoven
Donald T. Valentine			Chair
Sanjiv Ahuja	X
Carol A. Bartz		Chair	X
Michael R. Hallman	X
Mark Leslie
Nicholas G. Moore	Chair
Sachio Semmoto
George T. Shaheen	X
Robert T. Wall		X

      DANIEL J. WARMENHOVEN joined the Company in October 1994 as President and Chief Executive Officer, and has been a member of the Board of Directors since October 1994. In May 2000, he resigned the role of President, and currently serves as Chief Executive Officer and Director of Network Appliance, Inc. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

      DONALD T. VALENTINE has been a director of the Company and Chairman of the Board of Directors since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He is also Chairman of the Board of diCarta Inc, Vice Chairman of the Board of Directors of Cisco Systems, Inc., and serves on the Board of Directors of Traiana, Inc. Mr. Valentine holds a B.A. degree from Fordham University.

      CAROL A. BARTZ has been a member of the Board of Directors since September 1995. From April 1992 to the present, Ms. Bartz has served as Chairman of the Board of Directors and Chief Executive Officer of Autodesk, Inc., a design software company. Prior to that, Ms. Bartz was with Sun Microsystems, Inc. from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. In addition, Ms. Bartz currently serves on the Board of Directors of Cisco Systems, Inc. and BEA Systems, Inc. Ms. Bartz received a B.A. degree in computer science from the University of Wisconsin.

      MARK LESLIE is currently the managing director of Leslie Ventures. Mr. Leslie was the founding CEO of Veritas Software. He joined the board of Directors of Veritas Software in May of 1988, and became the Chairman, President and CEO when Veritas was restarted as a software company in 1990. Mr. Leslie currently serves on the boards of Avaya Corporation and a number of privately held high-technology corporations, including MetricStream Corporation, Model N Software, Outerbay Technologies Corporation, Panta Systems, PostX Corporation, and Scalix Corporation. Mr. Leslie is also a Lecturer at Stanford Graduate School of Business and Stanford University Graduate Engineering. Mr. Leslie received a Bachelor of Arts degree in physics and mathematics from New York University in 1966 and completed Harvard Business School’s program for management development in 1980.

      NICHOLAS G. MOORE has been a member of the Board of Directors since April 2002. Mr. Moore served as Global Chairman, Chief Executive Officer-U.S. of PricewaterhouseCoopers LLP from July 1998 until June 2001. Prior to that, he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it was merged into PricewaterhouseCoopers LLP. Mr. Moore retired in 2001. Mr. Moore presently serves on the Board of Directors of Bechtel Group, Inc., Brocade Communications, Gilead Sciences and Hudson Highland. Mr. Moore received a B.S. degree in Accounting from St. Mary’s College and a J.D. degree from Hastings College of Law, University of California.

      DR. SACHIO SEMMOTO has been a member of the Board of Directors since December 1999. Dr. Semmoto is Founder and Chief Executive Officer of eAccess, Ltd., a leading broadband IP telecommunication company in Japan. Prior to that, he spent 30 years in senior management positions, including Nippon Telephone & Telegraph (NTT), Kyocera and DDI Corp. (KDDI), which he co-founded as Executive Vice President in 1984. Dr. Semmoto is recognized as a leading Japanese executive and academic in the areas of entrepreneurship and information technology. He was a Professor at the Graduate School of Business Administration, Keio University in Tokyo and a Visiting Professor at Haas School of Business, University of California, Berkeley. He is a frequent lecturer at Harvard, Stanford and University of Tokyo. He is also a Fellow of the IEEE. He co-founded the Japan Academic Society of Ventures and Entrepreneurs as Vice President and has been supporting high tech start-ups in the U.S. and Japan from high-level managing positions. He is a graduate of Kyoto University, Japan and received his M.S. and Ph.D. (Electrical Engineering) from University of Florida.

      GEORGE T. SHAHEEN was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989-1999. He then became the CEO and Chairman of the Board of Webvan Group, Inc. Mr. Shaheen serves on the boards of Siebel Systems, think3 and 24/7 Customer and he is a member of the Advisory Board of the Marcus & Millichap Company. He has served as an IT Governor of the World Economic Forum and he is a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen is a graduate of Bradley University (BS 1966 & MBA 1968).

      ROBERT T. WALL has been a member of the Board of Directors since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. He was also a founder and since November 2000 the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company. From June 1997 to November 1998, he was Chief Executive Officer and a member of the Board of Directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. He received an A.B. degree in economics from De Pauw University and an M.B.A. degree from Harvard Business School.

Board Meetings and Committees

      The Board of Directors held five (5) meetings during fiscal 2004. Each member of the Board of Directors during fiscal 2004 attended more than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during such period and (ii) the total number of meetings held during such period by all Committees of the Board on which he or she served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee, a Nominating/ Corporate Governance Committee and a Compensation Committee.

      During fiscal 2004, the Audit Committee was comprised of Directors Ahuja, Hallman, and Moore, all of whom are independent in accordance with the requirements of applicable SEC and Nasdaq rules and regulations. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s auditors, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter. The Audit Committee of the Board of Directors held nine (9) meetings during fiscal 2004.

      During fiscal 2004, the Nominating/ Corporate Governance Committee was comprised of Directors Ahuja, Bartz and Valentine, all of whom are independent in accordance with applicable Nasdaq rules. The committee evaluates and recommends to the Board of Directors candidates for Board membership and considers nominees recommended by stockholders. The committee also develops and recommends corporate governance policies and other governance guidelines and procedures to the Board of Directors. The Nominating/ Corporate Governance Committee held one (1) meeting during fiscal 2004.

      The Compensation Committee, which is comprised of Directors Bartz and Wall, establishes salaries, incentive bonus programs and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. Directors Bartz and Wall are independent in accordance with applicable Nasdaq rules. The Compensation Committee of the Board of Directors held six (6) meetings during fiscal 2004. In addition the Committee approved stock option grants on a monthly basis by means of Unanimous Written Consents.

Director Compensation

      In fiscal year 2004, the members of the Board of Directors received an annual case retainer for their service as directors in the amount of $30,000. Audit Committee members received an additional $10,000, and Compensation Committee and Nominating/ Governance committee members received an additional $5,000 per committee. Directors are eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Plan, under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

      Effective for fiscal year 2005, members of the Board of Directors will receive an annual cash retainer for their service as directors. The annual retainer for each director will be $30,000. Audit Committee members shall receive an additional $10,000 in cash and Compensation and Nominating/ Governance committee members shall receive an additional $5,000 in cash per committee. Directors who serve as the Chair of the Board or the Chair of one of the committees of the Board will receive an additional stock option grant of 5,000 shares of stock per Chair, under the 1995 Plan, with an exercise price to be determined on the date of the grant. Each of the options has a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of committee service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the committee prior to vesting in those shares. The shares subject to each such 5,000 share grant will vest upon the Director’s completion of one term of committee service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting.

      At the 2003 Annual Stockholders Meeting held on September 2, 2003, each of the following individuals re-elected as a non-employee Board member at that meeting received an option grant for 15,000 shares of Common Stock under the Automatic Option Grant Program of the 1999 Plan with an exercise price of $22.62 per share, the fair market value per share of Common Stock on the grant date: Messrs. Valentine, Ahuja, Hallman, Moore and Wall, Ms. Bartz and Dr. Semmoto. Each of those options has a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the Board prior to vesting in those shares. The shares subject to each such 15,000-share grant will vest upon the Director’s completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting (i.e., September 1, 2004).

      At the 2003 Annual Stockholders Meeting held on September 2, 2003, the following individuals received option grants of Common Stock for service as Chair of the Board or Chair of one of the committees of the Board: Mr. Valentine, 5,000 shares for serving as Chair of the Board and 5,000 shares for serving as Chair of the Nominating/ Corporate Governance Committee; Ms. Bartz, 5,000 shares for serving as Chair of the Compensation Committee; and Mr. Moore, 5,000 shares for serving as Chair of the Audit Committee. Each of the option grants has an exercise price of $22.62, the fair market value per share of Common Stock on the grant date and a term of 10 years measured from the grant date, subject to earlier termination following the Director’s cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service on the Board prior to vesting in those shares. The shares subject to each grant will vest upon the Director’s completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting (i.e. September 1, 2004).

      The Board of Directors unanimously recommends that the stockholders vote FOR the election of all of the above nominees as directors.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
COMPANY’S 1999 STOCK INCENTIVE PLAN

      We are asking our stockholders to approve the amended and restated 1999 Stock Incentive Plan (1999 Plan) so that we can continue to use the 1999 Plan to achieve the Company’s goals and also continue to receive a federal income tax deduction for certain compensation paid under the 1999 Plan. Our Board of Directors has approved the amended and restated 1999 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amended and restated 1999 Plan requires the affirmative vote of a majority of the votes cast. If the stockholders approve the amended and restated 1999 Plan, it will replace the current version of the 1999 Plan. Otherwise, the current version of the 1999 Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

      To reinforce our commitment to follow procedures and practices that we believe constitute the “best practices,” we are proposing to amend the 1999 Plan to prohibit our ability to reprice any outstanding stock option or stock appreciation right after it has been granted (other than pro rata adjustments to reflect stock dividends and other corporate events) and to cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, unless approved by stockholders. Subject to stockholders approving this Proposal No. 2, we have amended our 1995 Stock Incentive Plan (the “1995 Plan”) so that we will similarly be unable to reprice any outstanding stock option granted thereunder (other than pro rata adjustments to reflect stock dividends and other corporate events) without approval of the stockholders and neither will we be able to cancel any outstanding stock option and immediately replace it with a new stock option with a lower exercise price.

      The stockholders are also being asked to approve an amendment to the 1999 Plan to permit the award of stock appreciation rights and restricted stock units under the 1999 Plan. The 1999 Plan currently allows for the grant of stock options and restricted stock. While we believe that awards of stock appreciation rights and restricted stock units can currently be made under the 1999 Plan through the grant of awards currently permitted under the 1999 Plan, we want to avoid any confusion regarding the types of awards that we may grant thereunder. The ability to grant a wider range of awards under the 1999 Plan will help us achieve our goal of attracting, retaining and motivating our talented personnel. We want to ensure that we have maximum flexibility in determining the appropriate equity compensation for our employees and other service providers.

      We are also proposing to amend the 1999 Plan to increase by 10,200,000 the number of shares of the Company’s common stock (“Shares”) that may be issued thereunder. To limit the 1999 Plan’s dilutive effect and as part of our desire to follow what we believe to constitute the “best practices,” we will grant no more than 10% of the Shares to be added to the 1999 Plan under this Proposal No. 2, 10% of the Shares reserved for issuance under the 1999 Plan as of May 28, 2004, plus 10% of the Shares subject to outstanding awards as of such date that return to the 1999 Plan as the result of the termination or expiration of such awards prior to exercise or the repurchase or reacquisition of unvested Shares pursuant to awards under the Stock Issuance Program (e.g., restricted stock) or the proposed Performance Share and Performance Unit Program (e.g., restricted stock units). Subject to stockholders approving this Proposal No. 2, we have amended our 1995 Plan so that we will similarly grant no more than 10% of the Shares reserved for issuance thereunder as of May 28, 2004, plus 10% of the Shares subject to outstanding awards as of such date that return to the 1995 Plan as the result of the termination or expiration of such awards prior to exercise or the repurchase or reacquisition of unvested Shares under the stock issuance program thereunder (e.g., pursuant to awards of restricted stock).

      We are additionally requesting approval of the 1999 Plan so that awards granted under the 1999 Plan can qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (discussed in greater detail below).

      We believe strongly that the approval of the amended and restated 1999 Plan is essential to our continued success. Our employees are our most valuable assets. Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. We believe that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. At this important time in our history, our employees’ innovation and productivity are even more critical to our success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders.

Description of the 1999 Stock Incentive Plan

      The following paragraphs provide a summary of the principal features of the amended and restated 1999 Plan and its operation. The 1999 Plan is set forth in its entirety and has been filed as an Appendix to this Proxy Statement with the Securities and Exchange Commission. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Background and Purpose of the 1999 Plan

      The 1999 Plan is currently divided into three separate components: (a) the Discretionary Option Grant Program, (b) the Stock Issuance Program, and (c) the Automatic Option Grant Program. If the stockholders approve the amended and restated 1999 Plan, two additional components, the Stock Appreciation Rights Program and the Performance Share and Performance Unit Program, will be added to the 1999 Plan. Under the Discretionary Option Grant Program, participants may be granted options to purchase Shares at an exercise price not less than the fair market value of those Shares on the grant date. Under the Stock Issuance Program, the Plan Administrator will be able to make direct issuances of Shares either through the issuance or immediate purchase of such Shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to non-employee members of the Board. Under the proposed Stock Appreciation Rights Program, the Plan Administrator will be able to grant stock appreciation rights that will allow individuals to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. Under the proposed Performance Share and Performance Unit Program, the Plan Administrator will be able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The 1999 Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to us. The 1999 Plan also is intended to further our growth and profitability.

Administration of the 1999 Plan

      The Compensation Committee of our Board of Directors administers the 1999 Plan (Plan Administrator). The members of the Compensation Committee must qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as outside directors under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 1999 Plan).

      Subject to the terms of the 1999 Plan, the Plan Administrator has the sole discretion to select the employees and consultants who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards. The Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to one or more directors and/or officers of the Company, but only the Compensation Committee itself can make awards to participants who are executive officers of the Company.

Shares Subject to the 1999 Plan

      If stockholders approve Proposal 2, a total of 65,800,000 Shares will be reserved for issuance under the 1999 Plan. As of May 28, 2004, 42,321,271 Shares were subject to outstanding awards granted under the 1999 Plan, and 11,099,415 Shares remained available for any new awards to be granted in the future.

      If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting our common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (a) the maximum number and/or class of securities issuable under the 1999 Plan, (b) the maximum number and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, or performance shares and performance units under the 1999 Plan per calendar year, (c) the class and/or number of securities and the purchase price per share in effect under each outstanding award, and (d) the class and/or number of securities for which automatic option grants are to be subsequently made to both new and continuing non-employee Board members under the Automatic Option Grant Program. The adjustments to the outstanding awards will prevent the dilution or enlargement of benefits thereunder.

Other Stock Plans

      The Company maintains two other equity incentive plans under which individuals in the Company’s service may acquire shares of Common Stock:

1995 Stock Incentive Plan

      101,700,192 Shares have been reserved for issuance over the term of the 1995 Plan. The 1995 Plan has been approved by the stockholders and is divided into three separate equity incentive programs: (a) the Discretionary Option Grant Program under which individuals in the Company’s service, including officers, employees and non-employee Board members, may be granted options to purchase shares of Common Stock at an exercise price per share not less than the fair market value per share of Common Stock on the grant date, (b) the Salary Investment Option Grant Program under which the Company’s executive officers and certain other highly-compensated employees may elect to forego a portion of their base salary in exchange for grants of stock options on terms and conditions specified in the 1995 Plan, including that the options be scheduled to vest in monthly installments over the first year after grant, and (c) the Stock Issuance Program under which individuals may be issued shares of Common Stock directly, through the purchase of such shares at a price per share to be determined by the Plan Administrator at the time of the award or as a fully paid bonus for services rendered the Company or the attainment of designated performance goals. Subject to stockholders approving this Proposal 2, we have amended the 1995 Plan so that (i) no more than ten percent (10%) of the Shares reserved for issuance thereunder as of May 28, 2004 plus ten percent (10%) of the Shares subject to outstanding awards as of such date that return to the 1995 Plan as the result of the termination or expiration of such awards prior to exercise or the repurchase or reacquisition of unvested Shares would be able to be granted under the stock issuance program thereunder and (ii) we will be unable (without the approval of stockholders) to reprice any outstanding awards of options granted thereunder or cancel any outstanding stock option and immediately replace it with a new stock option with a lower exercise price.

      As of May 28, 2004, options covering 31,936,588 Shares were outstanding under the 1995 Plan, 6,578,433 Shares remained available for future option grants and direct stock issuances, and 63,185,171 Shares had been issued pursuant to awards thereunder.

Special Non-Officer Stock Option Plan

      The Special Non-Officer Stock Option Plan (Non-Officer Plan) was implemented by the Board on April 30, 1997. The Non-Officer Plan is a non-shareholder approved plan. Options may be granted under the Non-Officer Plan to employees of the Company (or any parent or subsidiary corporation) who are neither officers nor Board members at the time of grant. 6,400,000 Shares have been authorized by the Board for issuance under the Non-Officer Plan. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option has a maximum ten-year term and will vest in installments over the participant’s period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed or replaced by the acquiring entity. All options are non-statutory options under the federal tax law. As of May 28, 2004, options covering 1,566,092 Shares were outstanding under the Non-Officer Plan, 294,048 Shares remained available for future option grants, and 4,539,860 Shares had been issued pursuant to awards thereunder.

      Share issuances under the 1999 Plan will not reduce or otherwise affect the number of Shares available for issuance under the 1995 Plan or the Non-Officer Plan, and Share issuances under those two plans will not reduce or otherwise affect the number of Shares available for issuance under the 1999 Plan.

Spinnaker Networks, Inc. 2000 Stock Plan

      We assumed the Spinnaker Networks, Inc. 2000 Stock Plan (Spinnaker Plan) in connection with our acquisition of Spinnaker in 2004. The Spinnaker Plan allows for the grant of stock options, stock purchase rights and restricted stock units to service providers other than individuals who were not employed by us or any of our subsidiaries (other than Spinnaker) at the time of our acquisition of Spinnaker. The Plan Administrator determines the terms of awards granted under the Spinnaker Plan. As of May 28, 2004, there were outstanding under the Spinnaker Plan 67,635 shares of restricted stock, restricted stock units covering 351,387 Shares, and options covering 1,046,154 Shares and 1,343,101 Shares remained available for issuance thereunder.

Eligibility to Receive Awards

      The Plan Administrator selects the employees and consultants who will be granted awards under the Discretionary Option Grant Program, the Stock Appreciation Right Program, the Stock Issuance Program and the Performance Share and Performance Unit Program. The actual number of individuals who will receive an award under the 1999 Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants. Our non-employee directors are not eligible to receive discretionary awards under the 1999 Plan. Instead, our non-employee directors are automatically granted awards of a predetermined number of nonqualified stock options under the Automatic Option Grant Program.

Discretionary Option Grant Program

      A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant non-statutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The

Plan Administrator will determine the number of Shares covered by each option, but during any calendar year of the Company, no participant may be granted options and/or stock appreciation rights covering more than 3,000,000 Shares.

      The exercise price of the Shares subject to each option is set by the Plan Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

      An option granted under the Discretionary Option Grant Program of the 1999 Plan cannot be exercised until it becomes vested. An option granted under the Automatic Option Grant Program is immediately exercisable. However, any shares purchased under the option are subject to repurchase by the Company if the Optionee ceases Board service prior to vesting. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent the aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options first becomes exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a non-statutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than 10 years after the grant date.

Stock Appreciation Right Program

      Assuming the stockholders approve this Proposal 2, the Plan Administrator will be able to grant stock appreciation rights. A stock appreciation right is the right to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. We can pay the appreciation in either cash or Shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. No participant will be granted stock appreciation rights and/or options covering more than 3,000,000 Shares during any calendar year. The exercise price of the Shares subject to each stock appreciation right is set by the Plan Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the award. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant.

Stock Issuance Program

      Stock issuances are Shares that vest in accordance with the terms and conditions established by the Plan Administrator. The number of Shares granted to any employee or consultant pursuant to a stock issuance will be determined by the Plan Administrator, but during any calendar year no participant may be granted more than 200,000 Shares pursuant to such an award. Also, no more than ten percent (10%) of the Shares to be added to the 1999 Plan under this Proposal 2, ten percent (10%) of the Shares reserved for issuance under the 1999 Plan as of May 28, 2004 plus ten percent (10%) of the Shares subject to outstanding awards as of such date that return to the 1999 Plan as the result of the termination or expiration of such awards prior to exercise or the repurchase or reacquisition of unvested Shares would be able to be granted under the Stock Issuance Program or the proposed Performance Share and Performance Unit Program.

      In determining whether a stock issuance should be made, and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may determine to make a stock issuance only if the participant satisfies performance goals established by the Plan Administrator.

Performance Share and Performance Unit Program

      Assuming the stockholders approve this Proposal 2, the Plan Administrator will be able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 200,000 performance Shares during any calendar year. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a Share on the grant date. Also, no more than ten percent (10%) of the Shares to be added to the 1999 Plan under this Proposal 2, ten percent (10%) of the Shares reserved for issuance under the 1999 Plan as of May 28, 2004 plus ten percent (10%) of the Shares subject to outstanding awards as of such date that return to the 1999 Plan as the result of the termination or expiration of such awards prior to exercise or the repurchase or reacquisition of unvested Shares would be able to be granted under the Stock Issuance Program or the proposed Performance Share and Performance Unit Program.

Performance Goals

      The Plan Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Plan Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total stockholder return.

Automatic Option Grant Program

      Under the Plan, our non-employee directors will receive annual, automatic, non-discretionary grants of non-statutory stock options.

      Each new non-employee director will receive an option to purchase 55,000 Shares as of the date he or she first becomes a non-employee director. Each non-employee director also will receive an option to purchase 15,000 Shares on the date of each annual stockholder meeting, provided that he or she has been a non-employee director for at least six months and remains an eligible non-employee director through each such meeting.

      The exercise price of each option granted to a non-employee director is equal to 100% of the fair market value (on the date of grant) of the Shares covered by the option. The option granted to a non-employee director when he or she first becomes a non-employee director vests as to 25,000 Shares on the first anniversary of the date of grant and as to 10,000 Shares each anniversary thereafter (assuming that he or she remains a non-employee director on each scheduled vesting date). All options granted thereafter to the non-employee director become 100% vested on the day preceding the annual stockholders meeting following the grant date. However, if a non-employee director terminates his or her service on the Board due to death or disability his or her options would immediately vest.

      Options granted to non-employee directors generally expire no later than 10 years after the date of grant. If a non-employee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for 12 months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

Awards to Be Granted to Certain Individuals and Groups

      The number of awards that an employee or consultant may receive under the Plan is in the discretion of the Plan Administrator and therefore cannot be determined in advance. To date, only stock options and restricted stock have been granted under the Plan. The following table* sets forth (a) the aggregate number of Shares subject to options granted under the Plan during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of Shares of restricted stock granted under the Plan during the last fiscal year, and (d) the dollar value of such Shares of restricted stock based on $19.80 per Share, the fair market value on May 28, 2004.

		Average	Number of Shares	Dollar Value of
	Number of	Per Share	of Restricted	Shares of Restricted
Name of Individual or Group	Options Granted	Exercise Price	Stock Granted	Stock Granted

Daniel J. Warmenhoven	—	$—	—	$—
Chief Executive Officer
Jeffry R. Allen	—	$—	—	$—
Executive Vice President, Business Operations
Steven J. Gomo	—	$—	—	$—
Senior Vice President and Chief Financial Officer
David Hitz	—	$—	—	$—
Executive Vice President, Engineering
Thomas F. Mendoza	850,000	$24.69	—	$—
President
All executive officers, as a group	850,000	$24.69	—	$—
All directors who are not executive officers, as a group	105,000	$22.62	—	$—
All employees who are not executive officers, as a group	4,693,280	$21.24	—	$—

*	The table does not represent equity awards that may have been granted under the Company’s 1995 Stock Incentive Plan. Please see pages 22-23 for greater detail on the equity awards that have been granted to the Company’s executive officers and directors.

Limited Transferability of Awards

      Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer non-statutory stock options (1) to a member of the participant’s family, (2) to a trust or other entity for the sole benefit of the member(s) of the participant’s and/or his or her family, (3) to a former spouse pursuant to a domestic relations order.

Federal Tax Aspects

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

Non-qualified Stock Options

      No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Incentive Stock Options

      No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two-or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

      No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Issuance, Performance Units and Performance Shares

      A participant generally will not have taxable income at the time an award of stock, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for the Company

      The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1999 Plan, setting limits on the number of awards that any individual may receive and for awards other than stock options, and establishing performance criteria that must be met before the award actually will vest or be paid. The 1999 Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Plan

      The Board generally may amend or terminate the 1999 Plan at any time and for any reason.

Summary

      Network Appliance intends to be a growth company. However, in order to grow, it is critical to hire additional people to achieve our long-term strategic goals. Therefore, we are requesting additional options in order to hire, retain and motivate strong candidates from a very competitive pool. In addition, stock options remain an important incentive to retain key employees. Our growth prospects may be limited if we are unable to grant sufficient options to attract, retain and motivate high quality employees. We strongly believe that the amended and restated 1999 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

      The Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal 2

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

      The stockholders are being asked to approve an amendment to the Company’s Employee Stock Purchase Plan (the Purchase Plan), which will increase the number of shares of Common Stock (Shares) authorized for issuance under the Purchase Plan by an additional 1,300,000 Shares.

      The purpose of the amendment is to ensure the Company will continue to have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase Shares at semi-annual intervals through their accumulated periodic payroll deductions.

      The Purchase Plan was adopted by the Board on September 25, 1995 and became effective on November 20, 1995 in connection with the Company’s initial public offering of the Common Stock.

      The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and has been filed as an Appendix to this Proxy Statement with the Securities and Exchange Commission. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Description of the Purchase Plan

      The Purchase Plan is administered by the Compensation Committee of the Board of Directors. As plan administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Share Reserve

      The maximum number of Shares reserved for issuance over the term of the Purchase Plan is limited to 15,900,000 Shares, assuming stockholder approval of the 1,300,000-share increase that is the subject of this Proposal. As of May 28, 2004, 10,837,731 Shares had been issued under the Purchase Plan, and 5,062,269 Shares were available for future issuance, assuming stockholder approval of the 1,300,000-Share increase.

      The Shares issuable under the Purchase Plan may be made available from authorized but unissued Shares or from Shares of Common Stock repurchased by the Company, including Shares repurchased on the open market.

      In the event that any change is made to the outstanding Common Stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (a) the maximum number and class of securities issuable under the Purchase Plan, (b) the number and class of securities subject to each outstanding purchase right and the purchase price per Share in effect thereunder, (c) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, and (d) the maximum number and class of securities purchasable in total by all participants on any one purchase date. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

      Shares are offered under the Purchase Plan through a series of overlapping offering periods, each with a maximum duration of twenty-four (24) months. Such offering periods will begin on the first business day of June and on the first business day of December each year over the term of the Purchase Plan. Accordingly, two (2) separate offering periods will begin in each calendar year.

      Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, Shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semi-annual purchase date.

      If the fair market value per share of Common Stock on any semi-annual purchase date within a particular offering period is less than the fair market value per share of Common Stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semi-annual purchase of Shares on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

Eligibility and Participation

      Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

      An individual who is an eligible employee on the start date of any offering period may join that offering period at that time. However, no employee may participate in more than one offering period at a time.

      As of May 28, 2004, approximately 2,878 employees, including 6 executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

      The purchase price of the Shares purchased on behalf of each participant on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per Share on the start date of the offering period in which the participant is enrolled or (ii) the fair market value on the semi-annual purchase date.

      The fair market value per Share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the Nasdaq National Market and published in The Wall Street Journal. On May 28, 2004, the closing selling per share of Common Stock on the Nasdaq National Market was $19.80 per share.

Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay and commissions) to be applied to the acquisition of Shares at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole Shares at the purchase price in effect for the participant for that purchase date.

Special Limitations

      The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 1,500 Shares on any one purchase date.

•	The maximum number of Shares purchasable in total by all participants on any one purchase date is limited to 1,000,000 Shares.

      The Compensation Committee will have the discretionary authority to increase or decrease the per participant and total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

      The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions may either be applied to the purchase of shares on the next semi-annual purchase date or refunded.

      Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

Stockholder Rights

      No participant will have any stockholder rights with respect to the Shares covered by his or her purchase rights until the Shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

      Purchase rights are not assignable or transferable by the participant, and may be exercised only by the participant.

Change in Ownership

      In the event a change in ownership occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (a) the fair market value per Share on the start date of the offering period in which the participant is enrolled at the time the change in ownership occurs, or (b) the fair market value per Share immediately prior to the effective date of such change in ownership. The limitation on the maximum number of Shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to a change in ownership.

      A change in ownership will be deemed to occur if (a) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction, (b) the Company sells, transfers or disposes of all or substantially all of its assets, or (c) any person or related group of persons acquires ownership of securities possessing more than 50% of the total combined voting power of the

Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Pro-ration

      Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (a) the maximum number of Shares purchasable in total by all participants on any one purchase date, or (b) the number of Shares then available for issuance under the Purchase Plan, then the Committee will make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis. In such an event, the plan administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the Shares pro-rated to such individual.

Amendment and Termination

      The Purchase Plan will terminate upon the earliest of (a) the last business day in May 2011, (b) the date on which all Shares available for issuance thereunder are sold pursuant to exercised purchase rights, or (c) the date on which all purchase rights are exercised in connection with a change in ownership.

      The Board may at any time alter, suspend or terminate the Purchase Plan. However, the Board may not, without stockholder approval, (a) increase the number of Shares issuable under the Purchase Plan, (b) alter the purchase price formula so as to reduce the purchase price, or (c) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

      The table below shows, as to the Named Executive Officers and specified groups, the number of Shares purchased under the Purchase Plan during fiscal 2004, together with the weighted average purchase price paid per Share.

Purchase Plan Transactions

	Number of
	Purchased	Weighted Average
Name	Shares	Purchase Price

Daniel J. Warmenhoven	2,040	$10.41
Chief Executive Officer
Jeffry R. Allen	2,040	$10.41
Executive Vice President, Business Operations
Steven J. Gomo	2,276	$12.08
Senior Vice President and Chief Financial Officer
David Hitz	821	$14.19
Executive Vice President, Engineering
Thomas F. Mendoza	—	—
President
All current executive officers as a group (6 persons)	8,817	$11.19
All employees, including current officers who are not executive officers, as a group (1,725 persons)	1,476,381	$10.61

New Plan Benefits

      No purchase rights have been granted, and no Shares have been issued, on the basis of the 1,300,000-share increase, which is the subject of this Proposal.

Federal Tax Consequences

      The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under a plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased Shares.

      If the participant sells or otherwise disposes of the purchased Shares within two (2) years after the start date of the offering period in which such Shares were acquired or within one (1) year after the actual semi-annual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the Shares and the ordinary income recognized in connection with their acquisition.

      If the participant sells or disposes of the purchased Shares more than two (2) years after the start date of the offering period in which the Shares were acquired and more than one (1) year after the actual semi-annual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) fifteen percent (15%) of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

      If the participant still owns the purchased Shares at the time of death, the lesser of (a) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price, or (b) fifteen percent (15%) of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Stockholder Approval

      The affirmative vote of a majority of the votes cast is required for approval of the amendment to the Purchase Plan described in this Proposal. Should such stockholder approval not be obtained, the 1,300,000-Share increase, which is the subject of this Proposal, will not be implemented.

Summary

      The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

The Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal No. 3

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 29, 2005. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, will be required to ratify the selection of Deloitte & Touche LLP.

      In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal No. 4

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of May 28, 2004 by (i) each person who is known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors and executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement, and (iii) all current executive officers and directors as a group.

	Shares Beneficially
	Owned(1)
5% Stockholders, Named Officers, Directors and
Executive Officers and Directors as a Group	Number	Percent

TCW Asset Management Company(2)	64,411,848	18.0%
865 South Figueroa Street
Los Angeles, CA 90017
Fidelity Management & Research(3)	39,865,130	11.1%
One Federal Street
Boston, MA 02109
Daniel J. Warmenhoven(4)	10,275,169	2.8%
Jeffry R. Allen(5)	2,420,137	*
Steven J. Gomo(6)	216,773	*
David Hitz(7)	7,692,886	2.1%
Thomas F. Mendoza(8)	4,129,528	1.1%
Donald T. Valentine(9)	938,000	*
Sanjiv Ahuja(10)	467,985	*
Carol A. Bartz(11)	201,000	*
Michael R. Hallman(12)	1,083,648	*
Nicholas G. Moore(13)	75,000	*
Sachio Semmoto(14)	266,600	*
Robert T. Wall(15)	496,647	*
All current directors and executive officers as a group (13 persons)(16)	34,813,621	9.7%

*	Less than 1%

(1)	Percentage of ownership is based on 357,845,346 shares of Common Stock outstanding on May 28, 2004. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after May 28, 2004 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Information is based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 10, 2004 by the TCW Group, Inc., a Nevada corporation, and parent holding company of TCW Asset Management Company (TCWAMC). The TCW Group’s principal place of business is 865 South Figueroa Street, Los Angeles, CA 90017. TCWAMC is a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. The ultimate parent company of The TCW Group, Inc. is Societe Generale, S.A., a corporation formed under the laws of France (SG). Under applicable federal securities laws, SG may be deemed ultimately to control The TCW Group, Inc., TCWAMC and their respective subsidiaries, officers and directors. SG disclaims beneficial ownership of any shares held by The TCW Group, Inc. or TCWAMC.

(3)	Information is based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corp., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. FMR Corp’s principal place of business is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR Corp. Pursuant to this filing, FMR Corp. has sole voting power with respect to 292,722 shares, sole dispositive power with respect to 27,728,330 shares and beneficial ownership of 27,728,330 shares (of which Fidelity Management & Research Company beneficially owns 27,435,608). Members of the Edward C. Johnson III Family hold Class B shares of FMR Corp. representing approximately 49% of the voting power of FMR Corp. Mr. Johnson III, Chairman of FMR, Inc., and Abigail Johnson, a member of the board of directors of FMR Corp., together own 24.5% of the aggregate outstanding voting stock of FMR Corp.

(4)	Includes 4,255,778 shares held by Daniel J. Warmenhoven & Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust UTA dated 12/16/87, as amended, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Also includes 970,000 shares held by Warmenhoven Ventures LP, and 110,000 shares held by Warmenhoven Enterprises, limited partnerships of which the Warmenhoven Management Trust is the general partner, of which Mr. Warmenhoven is a trustee. Excludes 170 shares held by Charmaine A. Warmenhoven, Mr. Warmenhoven’s spouse, as separate property. Also excludes 1,816,500 shares held by Richard A. Andre, trustee to The Warmenhoven 1995 Children’s Trust, under trust agreement dated 5/1/95; 88,800 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children’s Trust; and 24,590 shares held by Curtis Burr and Richard A. Andre, trustees of the Warmenhoven Family Irrevocable Trust, under trust agreement dated 4/10/00, as Mr. Warmenhoven disclaims beneficial ownership over the shares held by such trusts. Includes 3,397,915 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan; and 1,500,665 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 28, 2004.

(5)	Includes 1,286,241 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 926,685 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 28, 2004.

(6)	Includes 23,332 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 189,165 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 28, 2004.

(7)	Includes 5,920,250 shares held by David Hitz, trustee to the Sundance Trust, UTA 1/17/02; and 200 shares held by David Hitz, trustee to the XYZZY 2000 Charitable Remainder Trust. Includes 937,888 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 808,727 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 28, 2004.

(8)	Includes 1,027,785 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan and 1,100,018 shares of Common Stock issuable upon exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 28, 2004. Excludes 192,377 shares held by Mr. Mendoza’s spouse as separate property.

(9)	Includes 540,000 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust dated 4/29/67. Includes 298,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 100,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(10)	Includes 364,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 100,000 shares of Common Stock issuable upon exercise of currently exercisable options under the 1999 Plan.

(11)	Includes 5,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 100,000 shares of Common Stock issuable upon exercise of currently exercisable options under the 1999 Plan. Excludes 83,202 shares held by Ms. Bartz’ spouse as separate property.

(12)	Includes 30,000 shares held by the Hallman Charitable Remainder Unitrust dated 12/27/99, of which Mr. Hallman and his wife are co-trustees. Includes 231,648 shares held by the Hallman Family Limited Partnership, of which Mr. Hallman and his wife are sole general partners and sole limited partners. Includes 288,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 100,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(13)	Includes 5,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 70,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(14)	Includes 100,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan and 150,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(15)	Includes 16,000 shares held by the Robert T. Wall Trust under the will of Katharine F. Wall for the benefit of Jennifer C. Wall and Kristen E. Wall. Includes 100,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1999 Plan.

(16)	Includes 8,371,536 shares of Common Stock issuable upon the exercise of options granted under the 1995 Plan and 6,053,987 shares of Common Stock issuable upon the exercise of options granted under the 1999 Plan, which are currently exercisable or which will become exercisable within 60 days after May 28, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in their ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 2004, its officers, directors and greater than ten percent (10%) shareholders complied with all Section 16 filing requirements. However, a 2004 fiscal year-end form was filed by Ms. Bartz for the purpose of reporting a gift of shares by Ms. Bartz’ spouse, which took place in a prior fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers for the services rendered by those individuals in all capacities to the Company and its subsidiaries for the 2004, 2003 and 2002 fiscal years. The listed individuals will be hereinafter referred to as the Named Officers.

      No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2004 fiscal year has resigned or terminated employment during that fiscal year.

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards

					Securities		All Other
			Incentive	Restricted	Underlying		Compensation
Name and Principal Position	Years	Salary ($)	Compensation ($)	Stock Awards	Options (#)		($)(1)

Daniel J. Warmenhoven	2004	441,681	209,286	—	403,617	(2)	156,475
Chief Executive Officer	2003	420,192	—	—	407,009	(3)	82,774
	2002	400,000	—	—	363,153	(4)	196,082
Jeffry R. Allen	2004	327,115	93,071	—	115,000		1,146
Executive Vice President	2003	312,115	—	—	200,000		1,104
Business Operations	2002	300,000		—	260,000		1,104
Steven J. Gomo	2004	285,577	56,168	—	80,000		1,146
Senior Vice President	2003	190,385	—	—	400,000		764
Finance and Chief	2002	—	—	—	—		—
Financial Officer(7)
David Hitz	2004	270,335	64,017	$392,750 (5)	120,426	(2)	7,748 (6)
Executive Vice President	2003	256,154	—		205,257	(3)	7,447 (6)
Engineering	2002	240,000	—	—	194,730	(4)	432
Thomas F. Mendoza	2004	327,331	108,582	—	1,000,000		1,146
President	2003	312,115	—	—	250,000		1,104
	2002	300,000	—	—	260,000		1,104

(1)	For Named Officers other than Mr. Warmenhoven, the amount reported represents the cost of term life insurance. For Mr. Warmenhoven, the amount reported represents the cost of term life insurance and the economic benefit realized by Mr. Warmenhoven with respect to the premiums paid by the Company on certain insurance policies maintained for him, pursuant to which the Company will, upon his death or earlier liquidation of each such policy, be entitled to the refund of all premium payments made by the Company on that policy, and the balance of the policy proceeds will be paid to Mr. Warmenhoven or his designated beneficiaries.

(2)	Includes options for the following numbers of shares granted on January 2, 2004 pursuant to the Salary Investment Option Grant Program of the 1995 Plan; 3,617 to Mr. Warmenhoven, which option was granted in lieu of $50,000 of base salary otherwise payable to Mr. Warmenhoven for the 2004 calendar year; and 5,426 to Mr. Hitz, which option was granted in lieu of $75,000 of base salary otherwise payable to Mr. Hitz for the 2004 calendar year.

(3)	Includes options for the following numbers of shares granted on January 2, 2003 pursuant to the Salary Investment Option Grant Program of the 1995 Plan: 7,009 to Mr. Warmenhoven; and 5,257 to Mr. Hitz.

(4)	Includes options for the following numbers of shares granted on January 2, 2002 pursuant to the Salary Investment Option Grant Program of the 1995 Plan: 3,153 to Mr. Warmenhoven; and 4,730 to Mr. Hitz.

(5)	Represents 25,000 shares of Common Stock based on a per share value of $15.71 which was the fair market value of the Company’s Common Stock on the date of grant. As of April 30, 2004, the restricted stock has an aggregate value of $465,250 based on the fair market value of $18.61. The restrictions will lapse on one-third of the 25,000 shares upon the completion of one year of service as measured from the award date and on the following two annual anniversaries thereafter.

(6)	Includes the following amounts awarded to Mr. Hitz under the Patent Award Program: $7,250 in the 2004 fiscal year and $7,000 in the 2003 fiscal year.

(7)	Mr. Gomo joined the company during fiscal year 2003; therefore, we have no data for fiscal year 2002 and fiscal year 2003 was a partial year for Mr. Gomo.

Option Grants in Last Fiscal Year

      The following table contains information concerning the stock option grants made to each of the Named Officers for the 2004 fiscal year. No stock appreciation rights were granted to those individuals during such year.

			Individual Grant				Potential Realizable
							Value at Assumed Annual
	Number of		Percent of				Rates of Stock Price
	Securities		Total Options		Market		Appreciation for
	Underlying		Granted to		Price on		Option Term ($)(2)
	Options		Employees in	Exercise Price	Date of	Expiration
Name	Granted		Fiscal Year	($/Share)(1)	Grant	Date	5%	10%

Daniel J. Warmenhoven	400,000	(3)	4.32%	$15.71	$15.71	5/8/13	$3,950,857	$10,011,459
	3,617	(4)	0.04%	6.91	20.73	1/1/14	97,125	169,436
Jeffry R. Allen	115,000	(3)	1.24%	15.71	15.71	5/8/13	1,135,871	2,878,295
Steven J. Gomo	80,000	(3)	0.86%	15.71	15.71	5/8/13	790,171	2,002,292
David Hitz	115,000	(3)	1.24%	15.71	15.71	5/8/13	1,135,871	2,878,295
	5,426	(4)	0.06%	6.91	20.73	1/1/14	145,702	254,177
Thomas F. Mendoza	150,000	(3)	1.62%	15.71	15.71	5/8/13	1,481,571	3,754,297
	850,000	(5)	9.19%	24.69	24.69	10/30/13	13,193,728	33,432,864

(1)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.

(2)	There is no assurance provided to the option holder or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(3)	The options were granted under the Discretionary Option Grant Program of the 1995 Plan on May 9, 2003. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The options will vest in a series of equal monthly installments over forty-eight (48) months of service beginning on the one-month anniversary of the grant date.

(4)	Pursuant to the Salary Investment Option Grant Program of the 1995 Plan, Messrs. Warmenhoven and Hitz elected to reduce their base salaries for the 2004 calendar year by $50,000 and $75,000 respectively, and to use such salary reduction amounts to pre-pay two-thirds ( 2/3) of the exercise price of special options granted under the Salary Investment Option Grant Program. The options were granted on January 2, 2004 at an exercise price of $6.91 per share, which amount is equal to one-third ( 1/3) of the fair market value of the underlying shares of Common Stock on the date of grant. The portion of base salary which each individual elected to apply to the Salary Investment Option Grant Program is equal to the remaining two-thirds ( 2/3) of the fair market value of such shares on the date of grant ($13.82 per share). The options vest in twelve (12) equal installments upon the optionee’s completion of each month of service during the 2004 calendar year. Each option has a maximum term of 10 years measured from the grant date.

(5)	The option was granted under the Discretionary Option Grant Program of the 1999 Plan on October 31, 2003. The option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The option vests with respect to 25% of the option shares on the first anniversary of the grant date and the balance in a series of equal monthly installments over the next 36 months of service.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the 2004 fiscal year by each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at		in-the-Money Options at
	Shares		Fiscal Year-End		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel J. Warmenhoven	289,564	$4,740,701	4,773,977	969,081	$41,236,975	$3,806,920
Jeffry R. Allen	800,000	14,458,000	2,340,927	486,774	18,751,461	1,844,032
Steven J. Gomo	—	—	178,747	301,253	1,753,544	2,688,676
David Hitz	78,608	886,855	1,684,584	427,477	10,965,606	1,761,619
Thomas F. Mendoza	—	—	2,045,907	1,423,128	9,797,257	2,200,599

(1)	Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2)	Based on the fair market value of the shares at the end of the 2004 fiscal year ($18.61 per share) less the option exercise price payable for those shares.

      The information contained in the following Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

      The Compensation Committee administers the Company’s compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company’s executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company’s 1999 Plan, the 1995 Plan, and the Purchase Plan under which stock option grants and direct stock issuances may be made to executive officers and other employees.

      All compensation decisions with respect to base salaries, cash bonuses and equity compensation for the Company’s executive officers for the 2004 fiscal year were made by the Compensation Committee of the Board of Directors (the Committee) comprised of two non-employee directors, Carol A. Bartz and Robert T. Wall. The members of this Committee meet the independence requirements for non-employee directors under the Nasdaq Marketplace Rules and Rule 16b-3 promulgated under Section 162(m) of the Internal Revenue Code of 1986. The Committee considered internal data, including financial and non-financial corporate goals and individual performance, as well as data from outside compensation consultants and independent executive compensation data from comparable high technology companies and fixed the compensation package of each executive officer at a level competitive with those practices.

      General Compensation Policy. The overall policy of the Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s financial success as well as upon such executive officer’s own level of performance. Each executive officer’s compensation package is comprised of three elements: (i) base salary, which is determined on the basis of the individual’s qualifications, position and responsibilities with the Company, the level of his or her performance and competitive salary levels, (ii) incentive performance awards payable in cash and which are determined based on Company and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. Generally, as an executive officer’s level of responsibility increases, a greater portion of that individual’s total compensation becomes dependent upon the Company’s performance and stock price appreciation rather than base salary.

      Factors. The primary factors taken into consideration in establishing the components of each executive officer’s compensation package for the 2004 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

      Base Salary. In setting the base salary for each executive officer, the Committee reviews published compensation survey data for the industry. The base salary for each officer is designed to be competitive with the salary levels for comparable positions in the published surveys as well as to reflect the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual at the sole discretion of the Committee. For the 2004 fiscal year, the base salary of the Company’s executive officers ranged from the fiftieth percentile to the sixty-fifth percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

      Incentive Compensation. The Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. Fiscal year 2004 has been a transition year, moving from no incentive compensation program in fiscal year 2003 to an incentive compensation program for fiscal year 2004 that was partially funded based on Company performance.

      Long-Term Stock-Based Incentive Compensation. From time-to-time, the Committee makes option grants to the Company’s executive officers under the 1999 Plan and 1995 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten (10) years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company’s employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with the Company, internal comparability with option grants made to other Company executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

      CEO Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Warmenhoven’s base salary earned for the fiscal year ended April 30, 2004 was $441,681. Mr. Warmenhoven’s salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Warmenhoven’s base salary was set at approximately the fiftieth percentile of the base salary levels in effect for other chief executive officers in the published surveys and in reviewing comparable companies. The 400,000 options granted to Mr. Warmenhoven during the 2004 fiscal year were in recognition of his personal performance and leadership role with the Company and were intended to provide him with an incentive to continue in the Company’s employ. Those options will only vest incrementally over his period of continued employment and to place a significant portion of his total compensation at risk because the value of those grants will depend upon the future appreciation of the Company’s Common Stock. Mr. Warmenhoven will receive a cash bonus in the amount of $209,286 for the fiscal year ended April 30, 2004 which will be paid out in June of fiscal year 2005.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company’s executive officers for the 2004 fiscal year will exceed that limit. In addition, the 1995 Plan and 1999 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under each such plan (other than options granted pursuant to the Salary Investment Option Grant Program of the 1995 Plan) will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Submitted by the Compensation Committee
of the Board of Directors:

Carol A. Bartz
Robert T. Wall

AUDIT COMMITTEE REPORT

      The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2004, included in the Company’s Annual Report on Form 10-K for that year.

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee oversees and assists the Board in fulfilling its responsibility for monitoring the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews the Charter annually to reassess the adequacy of the Charter. During the fiscal year, the Audit Committee reviewed and revised the Charter in accordance with current regulations and requirements. In addition, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, corporate controller and independent auditors prior to public release. The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight, of the work of the Company’s internal and independent auditors, and such internal and independent auditors report directly to the Audit Committee.

      Management is responsible for the Company’s internal controls and for the preparation of the consolidated financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal and independent audits, the results of the audits and other non-audit services provided by the Company’s independent auditors.

      In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and satisfied itself as to the auditors’ independence.

      Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2004 filed with the Securities and Exchange Commission.

      Finally, the Audit Committee believes that each of the members of the Audit Committee is “independent” as determined by the Board of Directors and in compliance with the rules of the National Association of Securities Dealers, Inc.

AUDITOR FEES

      The audit committee pre-approved services performed by the independent auditor during fiscal year 2004 and reviews auditor billings in accordance to the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original requests and the forecast of remaining services and fees for the fiscal year

      Aggregate fees billed to the company for the fiscal years ended April 30, 2004 and 2003, respectively, represent fees billed by the Company’s independent accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche ).

	Fiscal Year Ended

	2004	2003

Audit Fees(a)	$912,168	$654,967
Audit-Related Fees(b)	343,017	249,976

Total Audit and Audit-related Fees	1,255,185	904,943
Tax Fees(c)	336,449	517,180
All Other Fees	—	—

Total Fees	$1,591,634	$1,422,143

(a)	Includes fees for professional services related to the fiscal years ended April 30, 2004 and 2003 rendered for the audit of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for foreign statutory audits.

(b)	Includes fees for review of the Company’s Sarbanes-Oxley Act of 2002 compliance program in 2004, fees associated with due diligence review related to the acquisition of Spinnaker Networks in 2004, and review of the internal control environment associated with a new financial information system in 2003.

(c)	Includes fees for tax consulting services associated with international and acquisition strategies.

      The Audit Committee has considered whether the provision of the non-audit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Submitted by the Audit Committee
of the Board of Directors

Nicholas G. Moore, Chairman

Sanjiv Ahuja
Michael R. Hallman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company’s Board of Directors is comprised of Ms. Bartz and Mr. Wall. Neither of these individuals was at any time during the 2004 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity, which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE

      The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its shareholders as well as compliant with the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the Nasdaq.

      In particular:

Independent Directors

•	A majority of our Board members are independent of the Company and its management as defined by the Nasdaq Stock Market (Nasdaq).

•	The non-management directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

•	The Chairman of the Board is a non-employee member and independent (as defined by the Nasdaq rules).

Nominating/ Corporate Governance Committee

•	All the members of the Nominating/ Corporate Governance Committee meet all the applicable requirements for independence from Company management.

•	The Nominating/ Corporate Governance Committee has adopted a charter that meets applicable Nasdaq standards. The charter may be located at: http://www.netapp.com/company/corporate-governance.html

•	The Board has adopted nomination guidelines for the identification, evaluation and further nomination of candidates for director.

•	The Nominating/ Corporate Governance Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination.

•	If the Corporate Governance and Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees.

•	In evaluating the suitability of each candidate, the Corporate Governance and Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (i) independence, (ii) integrity, (iii) qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for Audit Committee members.

•	The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

•	A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Network Appliance, Inc., 495 East Java Drive, Sunnyvale, CA 94089, Attention: Andrew Kryder, Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Network Appliance, Inc. within the last three years and evidence of the nominating person’s ownership of Company stock.

Compensation Committee

•	All the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable Nasdaq and Internal Revenue Service rules.

•	The Compensation Committee has adopted a charter that meets applicable Nasdaq standards.

•	Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

•	Director compensation guidelines are determined by the Compensation Committee as defined by our Corporate Governance Guidelines.

Audit Committee

•	The Board’s Audit Committee has established policies and procedures that are consistent with the SEC and Nasdaq requirements for auditor independence.

•	Audit Committee members all meet the applicable requirements for independence from Company management and requirements for financial literacy.

•	The Chairman of the Audit Committee has the requisite financial management expertise.

•	Deloitte & Touche LLP, our independent auditors, reports directly to the Audit Committee.

•	The internal audit function of the Company reports directly to the Audit Committee.

Shareholder Approval of Equity Compensation Plans

•	The Company requires shareholder approval of all equity-compensation plans, other than the Special Non-officer Stock Option Plan and the Spinnaker Networks, Inc. 2000 Stock Plan.

Code of Business Conduct and Ethics

•	The Company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and employees.

•	All employees are required to affirm in writing their understanding and acceptance of the code.

•	All employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

Personal Loans to Executive Officers and Directors

•	The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Communications Policy

      Stockholders may contact any of the Company’s directors by writing to them whether by mail or express mail, c/o Network Appliance, Inc., 495 East Java Drive, Sunnyvale, CA 94089. Employees and others who wish to contact the board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using this address and designating the communication as “confidential.”

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

      The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

      Each outstanding option held by the Chief Executive Officer, the other executive officers and the employees of the Company under the Discretionary Option Grant Program of the 1995 Plan or the 1999 Plan will automatically accelerate in full, and all unvested shares of Common Stock held by such individuals under the 1995 Plan or the 1999 Plan will immediately vest in full, upon an acquisition of the Company by merger or asset sale, except to the extent such options are to be assumed by, and the Company’s repurchase rights with respect to those shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1995 Plan and the 1999 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer, and the shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer’s employment following (i) a merger or asset sale in which those options are assumed and the Company’s repurchase rights with respect to unvested shares are assigned, or (ii) certain other changes in control or ownership of the Company. Pursuant to such authority, the options granted to Daniel J. Warmenhoven, Chief Executive Officer; Jeffry R. Allen, Executive Vice President, Business Operations; Steven J. Gomo, Senior Vice President Finance and Chief Financial Officer; and Thomas F. Mendoza, President, under the Discretionary Option Grant Programs of the 1995 Stock Incentive Plan and the 1999 Stock Option Plan, will immediately vest in full in the event of their termination of employment in connection with an acquisition of the Company by merger or asset sale.

      The options granted under the Salary Investment Option Grant Program of the 1995 Plan to Messrs. Warmenhoven and Hitz on January 2, 2004, will immediately accelerate in full upon an acquisition of the Company by merger, asset sale or other change in control of the Company.

Equity Compensation Plan Information

      The following table provides information as of April 30, 2004 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of April 30, 2004, and the weighted average exercise price of those options.

	A	B	C

			Number of Securities Remaining
	Number of Securities		Available for Future Issuance
	to be Issued Upon	Weighted Average	Under Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options	Outstanding Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	73,405,781 (3)	$21.31	24,240,502 (4)
Equity Compensation Plans Not Approved by Stockholders(2)	3,001,692	6.21	1,626,822
Total	76,407,473	20.71	25,867,324

(1)	The category consists of the 1995 Plan, the 1999 Plan and the Purchase Plan.

(2)	The category consists of the Special Non-Officer Stock Option Plan and the Spinnaker Networks, Inc. 2000 Stock Plan. The material features of the special Non-Officer Stock Option Plan and the Spinnaker Networks, Inc. 2000 Stock Plan are described in Proposal 2 on page 9 under the heading Other Stock Plans.

(3)	Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s Common Stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of Common Stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs, or (ii) the closing selling price per share on the semi-annual purchase date. In no event, however, may more than 1,000,000 shares be issued in total on any one purchase date.

(4)	Includes 13,014,076 shares of Common Stock available for issuance under the 1999 Plan; 6,555,236 shares available for issuance under the 1995 Plan; and 4,671,190 shares available for issuance under the Purchase Plan.

(5)	Includes 294,048 shares of Common Stock available for issuance under the Special Non-Officer Stock Option Plan; and 1,332,774 shares available for issuance under the Spinnaker Networks, Inc. 2000 Stock Plan.

(6)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies, which originally established those plans. As of April 30, 2004, a total of 447,152 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under plans those assumed plans. The weighted average exercise price of those outstanding options is $15.38 per share. No additional options may be made under those assumed plans, except for the Spinnaker Networks, Inc 2000 Stock Plan.

CERTAIN TRANSACTIONS

      In May 2000 the Company entered in a split dollar insurance arrangement with Daniel J. Warmenhoven. Under the arrangement, the Company will pay the annual premiums on several insurance policies on the life of the survivor of Mr. Warmenhoven and his wife Charmaine Warmenhoven, and Mr. Warmenhoven will pay the Company each year for a portion of those premiums equal to the economic value of the term insurance coverage provided him under the policies. For each of the 2001, 2002, 2003 and 2004 fiscal years, the Company paid an aggregate net annual premium on these split dollar policies in the amount of $2,050,000. Under the arrangement, the Company will be reimbursed for all premium payments made on those policies, and it is intended that the Company will be reimbursed not later than May 2005. The policies are owned by a family trust established by Mr. Warmenhoven, and upon the death of the survivor of Mr. Warmenhoven and his wife or any earlier cash-out of the policies, the Company will be entitled to a portion of the insurance proceeds or cash surrender value of the policies equal to the net amount of cumulative premiums paid on those policies by the Company, and the balance will be paid to the trust. The Company has obtained a collateral assignment of the policies as a security interest for its portion of the proceeds or cash surrender value payable to it under the policies, and neither Mr. Warmenhoven nor the trust may borrow against the policies while that security interest remains in effect. The arrangement is terminable by the Company upon thirty (30)-days prior notice, and such termination will trigger a refund of the net cumulative premiums paid by the Company on the policies.

      The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Nasdaq Stock Market U.S. Index, a broad market index published by the National Association of Securities Dealers, Inc., and the S&P Information Technology Index. The comparison for each of the periods assumes that $100 was invested on April 30, 1999 in the Company’s Common Stock, the stocks included in the Nasdaq Stock Market U.S. Index and the stocks included in the S&P Information Technology Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG

NETWORK APPLIANCE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE S&P INFORMATION TECHNOLOGY INDEX.

*	$100 INVESTED ON APRIL 30, 1999 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

Cumulative Total Return

	4/99	4/00	4/01	4/02	4/03	4/04

NETWORK APPLIANCE, INC.	100.00	587.83	180.87	138.73	105.42	147.96
NASDAQ STOCK MARKET (U.S.)	100.00	165.50	83.07	64.13	55.00	80.67
S&P INFORMATION TECHNOLOGY	100.00	162.70	80.68	55.97	46.91	59.08

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

      The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about June 29, 2004. Our Internet address is http://www.netapp.com/. We make available through our Web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Stockholders may also obtain a copy of this report, without charge, by writing to Steven J. Gomo, Chief Financial Officer of the Company at the Company’s principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

STOCKHOLDER PROPOSALS

      From time to time, stockholders may submit proposals that they believe should be voted on at the annual meeting or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, for a proposal to be eligible for inclusion in the Company’s 2005 proxy statement, the proposal must be received at the Company’s principal executive offices no later than March 18, 2005. In addition, the proposal must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

      Alternatively, under the Company’s Bylaws, if a stockholder does not wish to include a proposal or a nomination for the 2005 annual meeting in the Company’s proxy statement, the stockholder may submit the proposal or nomination not less than 120 calendar days prior to the Company’s 2005 annual meeting. If a stockholder gives notice of a proposal after such deadline, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. Even when the notice was timely received, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

By Order of the Board of Directors

DANIEL J. WARMENHOVEN
Chief Executive Officer

June 15, 2004

NETWORK APPLIANCE, INC.
1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 7, 2004

ARTICLE ONE

GENERAL PROVISIONS

     I. PURPOSE OF THE PLAN

          This 1999 Stock Option Plan is intended to promote the interests of Network Appliance, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

          All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

     II. STRUCTURE OF THE PLAN

          A. The Plan shall be divided into five separate equity programs:

          (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

          (ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

          (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

          (iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan

Network Appliance, Inc.
Amended 1999 Stock Option Plan

Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

          (v) the Automatic Option Grant Program under which non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

          D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

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          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

     IV. ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

          (i) Employees, and

          (ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards and the consideration, if any, to be paid for shares subject to such awards.

          C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

     V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 65,800,000 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, plus (v) an

3

additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting. Such authorized share reserve shall be in addition to the number of shares of Common Stock reserved for issuance under the Corporation’s 1995 Stock Incentive Plan and the Corporation’s Special Non-Officer Stock Option Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan. In addition, share issuances under such plans shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

          B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

          C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

          D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

     I. OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

          (i) cash or check made payable to the Corporation,

          (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

          (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

Network Appliance, Inc.
Amended 1999 Stock Option Plan

          C. Effect of Termination of Service.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

          (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

          (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

          (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          (iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

6

          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II. INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred

7

ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

          E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a

8

Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

          F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV. REPRICING OR CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

     I. STOCK APPRECIATION RIGHT TERMS

          Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

               2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

          At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

          C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the stock appreciation right grant date.

          D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

          E. Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

Network Appliance, Inc.
Amended 1999 Stock Option Plan

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

          D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

          E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11

     III. REPRICING OR CANCELLATION AND REGRANT OF STOCK APPRECIATION RIGHTS

          The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

12

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. In no event may shares subject to awards under the Stock Issuance and Performance Share or Performance Unit Programs be issued for more than ten percent (10%) of the shares of Common Stock reserved for issuance hereunder by the Board on July 7, 2004, ten percent (10%) of the shares available for issuance hereunder as of May 28, 2004, plus ten percent (10%) of the shares subject to outstanding awards as of such date that return to the Plan as the result of the termination or expiration of such awards prior to their exercise or as the result of the repurchase or reacquisition of unvested shares. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs after July 7, 2004 are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock to be granted to each Participant, provided that during any calendar year, no Participant shall receive more than 200,000 shares of Common Stock under the Stock Issuance Program.

          A. Purchase Price.

               1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

               2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

                    (i) cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B. Vesting/Issuance Provisions.

               1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are

Network Appliance, Inc.
Amended 1999 Stock Option Plan

to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                    (ii) the number of installments in which the shares are to vest,

                    (iii) the interval or intervals (if any) which are to lapse between installments, and

                    (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals).

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those

14

shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III.	SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

15

ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I.	PERFORMANCE UNITS AND PERFORMANCE SHARES

          Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. In no event may shares subject to awards under the Stock Issuance and Performance Share or Performance Unit Programs be issued for more than ten percent (10%) of the shares of Common Stock reserved for issuance hereunder by the Board on July 7, 2004, ten percent (10%) of the shares available for issuance hereunder as of May 28, 2004, plus ten percent (10%) of the shares subject to outstanding awards as of such date that return to the Plan as the result of the termination or expiration of such awards prior to their exercise or as the result of the repurchase or reacquisition of unvested shares. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs after July 7, 2004 are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted.

          A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 200,000 performance shares.

          B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

          C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

Network Appliance, Inc.
Amended 1999 Stock Option Plan

               1. General Performance Objectives. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

               2. Section 162(m) Performance Objectives. For purposes of qualifying grants of performance units/shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

          E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

          F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide

17

that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

18

ARTICLE SIX

AUTOMATIC OPTION GRANT PROGRAM

          On August 17, 2000, the Board approved the following changes to the Automatic Option Grant Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Option Grant Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

          On August 9, 2001, the Board approved the following changes to the Automatic Option Grant Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

I.	OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting and prior to the date of the 2001 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary). Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2001 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 55,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

               2. On the date of each Annual Stockholders Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 15,000-share option grants any one non-employee Board member may receive over his or her period of Board service.

Network Appliance, Inc.
Amended 1999 Stock Option Plan

               3. Stockholder approval of the 2001 Restatement shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of the 2001 Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

               4. The Automatic Option Grant Program under this Plan supersedes and replaces the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation’s 1995 Stock Incentive Plan. That latter program terminated upon stockholder approval of the Plan at the 1999 Annual Stockholders Meeting, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation’s subsequent Annual Stockholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three, as in effect from time to time.

          B. Exercise Price.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

          D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares.

               1. The shares subject to each 40,000-share grant made to a newly elected or appointed non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting and prior to the date of the 2001 Annual Stockholders Meeting shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, in a series of four (4) successive equal annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

               2. The shares subject to each 55,000-share grant made to a newly elected or appointed non-employee Board member on or after the date of the 2001 Annual Stockholders Meeting shall vest, and the Corporation’s repurchase right with respect to those

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shares shall lapse, as follows: (x) 25,000 shares shall vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date, and (y) the balance of the shares shall vest in a series of three (3) successive equal annual installments upon the Optionee’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the option grant date.

               3. The shares subject to each annual 15,000-share grant shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, upon the Optionee’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the option grant date.

          E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                    (i) The Optionee (or, in the event of the Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock in which the Optionee is vested at the time of his or her cessation of Board service.

                    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding with respect to any and all shares in which the Optionee is not otherwise at that time vested.

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II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. The shares of Common Stock subject to each outstanding option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. The shares of Common Stock subject to each outstanding option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

          C. All repurchase rights of the Corporation outstanding under the Automatic Option Grant Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE SEVEN

MISCELLANEOUS

I.	TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

          (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

          (ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

          The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

Network Appliance, Inc.
Amended 1999 Stock Option Plan

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III.	AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

          B. The Plan was amended on August 17, 2000 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

          C. The Plan was amended on August 9, 2001 to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

          D. The Plan was amended on July 2, 2002 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

          E. The Plan was amended and restated on June 12, 2003 so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

          F. The Plan was amended and restated on July 7, 2004 to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

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          G. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.	REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V.	USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Annual Revenue means as to any Performance Period, the Corporation’s or business unit’s net sales.

          B. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Six of the Plan.

          C. Board shall mean the Corporation’s Board of Directors.

          D. Cash Position means as to any Performance Period, the Corporation’s level of cash and cash equivalents.

          E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          F. Code shall mean the Internal Revenue Code of 1986, as amended.

          G. Common Stock shall mean the Corporation’s common stock.

          H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

          I. Corporation shall mean Network Appliance, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

          J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

          L. Earnings Per Share means as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

          M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

          P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          Q. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).

          R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

          S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          T. Net Income means as to any Performance Period, the Corporation’s or a business unit’s income after taxes.

          U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

          V. Operating Cash Flow means as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

          W. Operating Income means as to any Performance Period, the Corporation’s or a business unit’s income from operations but excluding any unusual items.

          X. Optionee shall mean any person to whom an option is granted under the Plan.

          Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Z. Participant shall mean any person who is issued award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

          AA. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an “Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.

          BB. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

          CC. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

          DD. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          EE. Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

          FF. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

          GG. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

          HH. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

          II. Return on Assets means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.

          JJ. Return on Equity means as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.

          KK. Return on Sales means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.

          LL. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          MM. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          NN. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          OO. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

          PP. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          QQ. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          RR. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

          SS. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          TT. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          UU. Total Shareholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

          VV. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

NETWORK APPLIANCE, INC. C/O COMPUTERSHARE	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return to Network Appliance, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NTWAP1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETWORK APPLIANCE, INC.

Vote On Directors
1.	The Board of directors recommends a vote FOR each of the listed nominees.
	01) Daniel J. Warmenhoven 02) Donald T. Valentine 03) Carol A. Bartz 04) Mark Leslie	05) Nicholas G. Moore 06) Sachio Semmoto 07) George T. Shaheen 08) Robert T. Wall	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee’s number on the line below.

Vote On Proposals The Board of Directors recommends a vote FOR each of the listed issues						For	Against	Abstain

2.	Approve the Company’s amended and restated 1999 Stock Incentive Plan, which includes a proposed increase of the maximum number of shares of Common Stock that may be issued thereunder by 10,200,000.					☐	☐	☐

3.	Approve an amendment to the Company’s Employee Stock Purchase Plan to increase the share reserve under the Purchase Plan by an additional 1,300,000 shares of Common Stock.					☐	☐	☐

4.	Ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2005.					☐	☐	☐

5.	Transact such other business as may properly come before the meeting or adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

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Proxy — Network Appliance, Inc.

This Proxy is Solicited On Behalf Of The Board Of Directors.

Daniel J. Warmenhoven and Steven J. Gomo, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders on September 2, 2004, and at any adjournments or postponements thereof as follows.

The Board of Directors recommends a vote FOR each of the proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)